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                                                                    EXHIBIT 10.3


                            NON-COMPETITION AGREEMENT


        THIS NON-COMPETITION AGREEMENT (this "Agreement"), is entered into effective upon the initial public offering of The Advisory Board Company's common stock, by and between The Advisory Board Company, a Maryland corporation, including its subsidiaries, successors and assigns (collectively, "ABC"), and David G. Bradley, including his successors, assigns and any entity controlled by him (collectively, "Bradley").

        WHEREAS, ABC and Bradley desire to enter into an agreement to place certain limitations on competition between Bradley and ABC;

        WHEREAS, Bradley has resigned as sole director and an officer of ABC;
and

        WHEREAS, Bradley plans to sell shares of ABC's common stock owned by him in an initial public offering of ABC's common stock.

        NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound hereby ABC and Bradley agree as follows:

1.      DEFINITIONS.

        (a) "Covered Services" shall mean membership based products and services substantially similar to the products and services provided by ABC as of the date of this agreement.

        (b) "Health Care Company" shall mean any company or institution, or any division or subsidiary of any company or institution, that is principally engaged in the health care industry, which shall include providers of patient care (such as hospitals, outpatient facilities, home health agencies and relevant government agencies), providers of medical professional services (such as physician and nursing services and physician practice management companies) and other types of health care business (such as pharmaceutical companies; medical supply and equipment companies; technology, software, communications, financing and services vendors selling predominantly to health care companies; companies providing health insurance; and managed care companies).

2. NON-COMPETITION. For a period of five years after the date hereof, Bradley shall not offer or sell Covered Services to any Health Care Company. Notwithstanding the forgoing, Bradley may sell to any entity:

        (a)   software development products and services;

        (b)   magazines, newspapers and news services;

        (c)   advertising for its publications, news and on-line services;

        (d) products and services that are specifically addressed to and deal with advertising and promotion activities by companies, institutions and advertising agencies, provided that such products and services are offered only to the offices and divisions of companies, institutions or advertising agencies that are responsible for the placement or designing of advertisements; and

        (e) products and services that are specifically addressed to and deal with government relations and lobbying activities by companies and institutions, provided that such products and services are offered only to the offices and divisions of companies or institutions that are responsible for government relations and lobbying.

3. SOLICITATION OF EMPLOYEES. For a period of three years after the date hereof, Bradley shall not recruit or employ any person who is at the time of such recruitment an employee of ABC, or who was employed by ABC at any time during the 24-month period preceding the date of such recruitment or employment, unless ABC's chief executive officer consents to such recruitment and employment.

4. FURTHER ASSURANCES. ABC and Bradley agree that at any time and from time to time, upon written request, they will execute and deliver such further documents and do such further acts and things as may be reasonably requested in order to effectuate the purposes of this Agreement and the transactions contemplated hereby.
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5.      AMENDMENT. This Agreement may be amended, restated or terminated upon the approval of Bradley and ABC's Board of Directors.

6. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware (excluding its choice of law rules).

7. ARBITRATION. The parties shall endeavor to settle all disputes by amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties ("Disputed Matter") relating to this Agreement that is not amicably settled shall be referred to and settled by arbitration administered by the American Arbitration Association in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") by a single arbitrator who is mutually agreeable to the parties. If the parties are unable to agree upon an arbitrator, one arbitrator shall be selected in accordance with the AAA Rules. All proceedings in any such arbitration shall be conducted in Washington, D.C. Each party to such arbitration proceeding shall bear its respective costs, fees and expenses in connection with such arbitration. Upon a final determination by the arbitrator with respect to the Disputed Matter, the arbitrator shall notify the parties (such notice being the "Arbitration Order"). Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The jurisdiction of such arbitrator shall be exclusive as to disputes among the parties relating to this Agreement and each of the parties agrees that this Agreement to arbitrate shall be specifically enforceable under the laws of the respective domiciliary jurisdictions of the parties. Neither of the parties shall have the right to appeal the Arbitration Order or otherwise to submit a dispute relating to this Agreement to a court of law.

8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will constitute an original and all of which will be one and the same document.

                          [The signature page follows.]


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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                                            THE ADVISORY BOARD COMPANY



                                            By:    /s/ FRANK J. WILLIAMS
                                                -------------------------------
                                            Name:  Frank J. Williams
                                            Title: Chief Executive Officer



                                            /s/ DAVID G. BRADLEY
                                            -----------------------------------
                                            David G. Bradley




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